Exhibit (11) under N-1A
                                   Exhibit 23 under 601/Reg SK


INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees of Trust for Short-Term U.S. Government Securities:

   We consent to the use in the Post-Effective Amendment No. 52 of the Registration Statement (No.2-54929) of Trust for Short-Term U.S. Government Securities our report dated January 12, 1996, appearing in the Prospectus which is a part of such Registration Statement, and the reference to us under the heading "Financial Highlights" in such Prospectus.



By:DELOITTE & TOUCHE LLP
   Pittsburgh, Pennsylvania